================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           COLE NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           COLE NATIONAL CORPORATION
                             5915 LANDERBROOK DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124
                               ------------------

                            NOTICE OF ANNUAL MEETING
                               ------------------

     The Annual Meeting of Stockholders of Cole National Corporation (the "Company") will be held on June 11, 1998 at 10:00 a.m., at 5915 Landerbrook Drive, Suite 110, Mayfield Heights, Ohio. The principal business of the meeting will be:

     (1) To elect seven Directors.

     (2) To approve the Company's 1998 Equity and Performance Incentive Plan ("Omnibus Plan").

     (3) To confirm the selection of Arthur Andersen LLP as independent certified public accountants of the Company for fiscal year 1998.

     (4) To transact any other business that may properly come before the meeting.

     Only stockholders of record on April 20, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. If you own shares through a nominee, you must instruct your nominee to vote if you wish to have your vote counted.

                                            By Order of the Board of Directors

                                            /s/ Leslie D. Dunn
                                                LESLIE D. DUNN
                                                Secretary
May 1, 1998

                             YOUR VOTE IS IMPORTANT

     PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.
                               ------------------

     ALSO ENCLOSED IS A COPY OF OUR ANNUAL REPORT FOR THE YEAR ENDED JANUARY 31, 1998. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND THEREFORE IS NOT A PART OF THE PROXY SOLICITING MATERIAL.

                           COLE NATIONAL CORPORATION
                             5915 Landerbrook Drive
                          Mayfield Heights, Ohio 44124
                               ------------------

                 PROXY STATEMENT FOR COLE NATIONAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 11, 1998

     Your Board of Directors is furnishing this Proxy Statement to you in connection with our solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on June 11, 1998. This Proxy Statement and the related form of proxy was first mailed to stockholders on or about May 1, 1998.

     If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy for the same shares, or by giving written notice to us before or at the Annual Meeting. Your presence at the Annual Meeting will not by itself revoke your proxy appointment.

     At the close of business on April 20, 1998, the record date for the determination of those stockholders who are entitled to notice of, and to vote at, the Annual Meeting, we had outstanding and entitled to vote 14,812,467 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

     We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, our officers and employees by personal interview, telephone or telegram. Directors, officers and employees will not be paid for such solicitation, except that they may be reimbursed for any out-of-pocket expenses. We have also engaged Morrow & Co. to assist in the solicitation of proxies for an estimated fee of $14,000. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to distribute solicitation material to the beneficial owners of Common Stock held of record by those persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for any reasonable out-of-pocket expenses.

     The Company's By-Laws state that the holders of a majority of the Common Stock present in person or represented by proxy constitute a quorum. The nominees for election as Directors who receive the greatest number of votes will be elected Directors. Under New York Stock Exchange rules, approval of the Omnibus Plan will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, provided that the total vote cast (whether "for," "against" or "abstain") on the proposal represents a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting. Confirmation of the selection of the Company's independent certified public accountants will require approval by a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions with respect to a proposal will be counted as votes cast with respect to the proposal. Shares that are not voted with respect to any proposal because of restrictions on a broker's discretionary authority ("broker non-votes") will not be counted as cast for such proposal, but will be counted to determine whether a quorum is present at the Annual Meeting provided such shares are voted on any proposal presented to the Annual Meeting. BECAUSE OF THESE REQUIREMENTS, YOU ARE URGED TO VOTE, AND IF YOU HOLD SHARES IN NOMINEE NAME THROUGH BROKERS, TO INSTRUCT YOUR NOMINEES TO VOTE "FOR" EACH PROPOSAL.

     If you receive multiple copies of our Annual Report, you may call our Stockholder Services at 440-449-4100 to request that one copy be sent to you for all of your accounts. Stockholders owning shares beneficially may give permission to their nominees to request the discontinuance of multiple mailings. You may resume mailing of an Annual Report to an account by calling our Stockholder Services.

     You will find a number of frequently used terms defined on page 2.

                           GLOSSARY OF DEFINED TERMS

     For your convenience in reading this Proxy Statement, we have included this Glossary of Defined Terms where you can find explanations of frequently used terms.

Annual Meeting              The 1998 Annual Meeting of the Company's Stockholders
CNG                         Cole National Group, Inc., a Delaware corporation, a wholly owned subsidiary of the Company
Common Stock                Common Stock, par value $.001 per share, of the Company
Company                     Cole National Corporation, a Delaware corporation
Internal Revenue Code       Internal Revenue Code of 1986, as amended
Omnibus Plan                Cole National Corporation 1998 Equity and Performance
                            Incentive Plan
We, us, or our              Cole National Corporation
You or your                 The stockholders of Cole National Corporation

                      INFORMATION ABOUT THE ANNUAL MEETING

     You are being asked to vote on three matters:

     (1) the election of seven directors;

     (2) the adoption of a new stock-based compensation plan (the "Omnibus Plan"); and

     (3) the confirmation of the appointment of our independent auditors.

THE OMNIBUS PLAN

     The Omnibus Plan will allow us to make awards of stock options, performance stock and performance units, restricted stock and deferred stock to officers, key employees and consultants of the Company and its subsidiaries. Key features of the Omnibus Plan include:

     - authorization of 884,000 shares of Common Stock subject to the Omnibus Plan (5.97% of our outstanding shares);

     - a prohibition against granting options with an exercise price less than the fair market value of the Common Stock on the date of grant (except in the case of options granted in lieu of salary or cash bonus);

     - a prohibition against the repricing of options;

     - limitations on the number of options that may be granted to any individual during any consecutive three-year period;

     - both aggregate limitations on the number of restricted, deferred and performance stock grants during the term of the Omnibus Plan and individual limits on the number of such grants during any consecutive three-year period; and

     - limitations on amendments to the Omnibus Plan.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE OMNIBUS PLAN AND RECOMMENDS THAT YOU ALSO VOTE IN FAVOR OF THE OMNIBUS PLAN. YOU SHOULD VOTE IN FAVOR OF THE OMNIBUS PLAN BECAUSE:

     We are basically out of options with only 34,500 shares available for grant under our existing plans. Our last plan was put in place in January 1996, 2-1/2 years from when our new plan would go into effect. When the Board of Directors approved the 1996 Plan, we had 8 senior executives and 64 other executives who received option grants. Today, as a result of the explosive growth we have enjoyed in our businesses, we have a total of 14 senior executives and 105 other eligible executives who we anticipate will receive grants under the new plan. We believe that, under present circumstances, at our present size the Omnibus Plan will satisfy our needs for additional stock-based compensation for the next three years.

     Since we adopted our last stock option plan,

     - Net revenues have almost doubled and net income (from continuing operations before nonrecurring charges and extraordinary items) has increased by 78%.

     - We have increased our retail locations by almost 1,000. We made significant acquisitions of three companies, including 925 Pearle, AVC/NuVision and Sears Canada optical locations. In addition, we have 74 additional stores in our continuing operations and have more than doubled our managed care participants, bringing the total to 47 million. Our growth has required us to bring on a significant number of additional, talented people to manage our bigger and more complex optical business. That translates into a greater need for stock-based compensation.

     - We have increased our outstanding number of shares of Common Stock from
       10.4 million to 14.8 million, raising $142.5 million in the equity markets. Our stockholders' equity has improved from $17.1 million to $132.0 million, reducing our debt to total capitalization ratio from 91% to 68%.

     We strongly believe that long-term, stock-based compensation is an essential part of our compensation, incentive and retention programs. Stock options are a vital part of our management compensation packages as our executives receive a significant part of their compensation through option grants. We believe that options -- which gain value only as the Company itself gains market value -- promote our results-oriented, entrepreneurial culture. We believe that a substantial portion of our executives' compensation should be tied to company and market performance -- our goal is that at least 50% of their income should come from our annual incentive bonus program and our long-term, stock-based incentive programs. And our philosophy is that stock-based compensation means compensation related to the performance of our stock -- we will not re-price options.

     To summarize, we believe:

     - Stock-based compensation is a critical part of our compensation strategy.

     - Our compensation programs are an effective link between our managers and our stockholders.

     - An effective stock-based program is needed to attract and retain a strong management team in a highly competitive environment.

     - We need the Omnibus Plan to keep us competitive within our peer group.

     If the Omnibus Plan is not approved by the stockholders, we believe that we will be hindered in our ability to retain and attract the qualified executives that we need to continue our growth. Stock-based compensation is important to hiring and keeping this talent in the highly competitive optical industry. Without an available pool of stock options we believe we will be required to provide higher cash compensation to attract and retain the quality executives essential to accomplishing our long-term growth plans.

You are urged to mail your signed, dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the Annual Meeting. If your shares are held in "street" name by your broker, your broker will vote your shares with respect to the Omnibus Plan only if you provide written instructions on how to vote. If you do not provide your broker with instructions on how to vote with respect to the Omnibus Plan, your shares will not be voted but will be counted for purposes of determining whether a quorum is present at the Annual Meeting. We urge you to instruct your broker in writing to vote your shares in favor of the Omnibus Plan. To ensure that your broker receives your instructions, we suggest that you send your instructions to your broker by fax, overnight delivery service, or by certified mail, return receipt requested, and that you also call your broker to make sure your instructions were received.

                             ELECTION OF DIRECTORS
                                   ITEM NO. 1

     Votes will be cast pursuant to the authority granted by the enclosed proxy for the election of the seven nominees below. Each elected Director's term of office is one year, or until a successor is elected. All of the nominees listed below currently serve as Directors. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

     Information regarding the nominees is set forth below:

                      NAME                        AGE                  POSITION
                      ----                        ---                  --------
Jeffrey A. Cole.................................  56     Chairman, Chief Executive Officer,
                                                         Chief Financial Officer and Director
Brian B. Smith..................................  45     President, Chief Operating Officer
                                                         and Director
Timothy F. Finley...............................  54     Director
Irwin N. Gold...................................  41     Director
Peter V. Handal.................................  55     Director
Charles A. Ratner...............................  56     Director
Walter J. Salmon................................  67     Director

     Mr. Cole has been a Director of the Company or its predecessor since 1969. He has been Chairman of the Company since 1992, Chief Executive Officer of the Company since 1984, and Chief Financial Officer of the Company since 1991. He is also a director of Hartmarx Corporation, Edison Brothers, Pearle Europe BV and Cole National Group, Inc., a wholly owned subsidiary of the Company ("CNG").

     Mr. Smith has been a Director of the Company since 1994, and has been President and Chief Operating Officer of the Company since 1992. Mr. Smith serves and has served in other executive capacities with the Company's subsidiaries since 1986. He is also a director of CNG.

     Mr. Finley has been a Director of the Company since 1992. Mr. Finley has been Chairman and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, since 1990. He is also a director of Jos. A. Bank Clothiers, Inc., Venture Stores, Inc. and CNG.

     Mr. Gold has been a Director of the Company since 1992. Mr. Gold is a Senior Managing Director of Houlihan Lokey Howard & Zukin, a specialty investment banking firm, where he has been employed since 1988. He is also a director of Advantica Restaurant Group, Inc., The Bibb Company and CNG.

     Mr. Handal has been a Director of the Company since 1992. Currently, Mr. Handal is President of the consulting company, COWI International Group; President of J4P Associates, a real estate firm; and President of Fillmore Leasing Company. Previously, Mr. Handal served as the President of Victor B. Handal and Bro., Inc., an apparel manufacturer and distributor. He is also a director of Jos. A. Bank Clothiers, Inc., Family Bargain Corporation and CNG.

     Mr. Ratner has been a Director of the Company since March 1995. Mr. Ratner has served as President and Chief Executive Officer of Forest City Enterprises, Inc., a national real estate development and management company, since June 1993, prior to which he served as its Executive Vice President. Mr. Ratner is Chairman of

Forest City Rental Properties Corporation, a subsidiary of Forest City Enterprises, Inc., a position he has held for over five years. He is also a director of Forest City Enterprises, Inc. and CNG.

     Mr. Salmon has been a Director of the Company since June 1997. Mr. Salmon is the Stanley Roth Sr., Professor of Retailing, Emeritus at the Harvard University Graduate School of Business Administration, where he has been a member of the faculty since 1956. Mr. Salmon also served as Senior Associate Dean and Director of External Relations from 1989 to 1994. Mr. Salmon previously served as a director of the Company's predecessor from 1961 to 1984. He is also a director of Circuit City Stores, Inc.; Hannaford Bros. Co.; Harrah's Entertainment, Inc.; Luby's Cafeterias, Inc.; The Neiman Marcus Group; The Quaker Oats Company; PetsMart and CNG.

     Your Board of Directors held five meetings during fiscal 1997. Each Director attended at least 75% of the meetings of the Board of Directors and the meetings of any committee of which he is a member.

                                BOARD COMMITTEES

     Your Board of Directors has an Audit Committee, a Compensation Committee and a Special Compensation Committee. During fiscal 1997, the members of the Audit Committee were Timothy F. Finley, Irwin N. Gold and Walter J. Salmon; the members of the Compensation Committee were Peter V. Handal and Charles A. Ratner; and the members of the Special Compensation Committee were Peter V. Handal and Timothy F. Finley.

     The Audit Committee met for one formal meeting in 1997. The Audit Committee performs the following functions:

     - recommends to the Board of Directors, subject to your approval, the selection of the Company's independent public accountants;

     - discusses with the independent public accountants the overall scope and specific plans for their audit; and

     - meets with the independent public accountants to discuss the results of their audit, their evaluation of the Company's internal controls and financial reporting.

     The Compensation Committee held four formal meetings during fiscal 1997, in addition to a number of informal meetings. The Compensation Committee performs the following functions:

     - reviews executive compensation;

     - fixes compensation of the executive officers and incentive compensation;

     - recommends the adoption of, and administers, all benefit plans; and

     - grants stock options.

     The Special Compensation Committee held one informal meeting in 1997. The Special Compensation Committee reviews executive compensation in those instances that may involve Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation that exceeds $1 million in certain circumstances.

                           COMPENSATION OF DIRECTORS

CASH COMPENSATION

     We pay Directors who are not employees of the Company or its subsidiaries an annual fee of $20,000 plus reasonable out-of-pocket expenses. Members of the Audit Committee and the Compensation Committee also receive $500 for each day of attendance at a committee meeting that is not held on the same day as a meeting of the Board of Directors. In addition, the chairpersons of the Audit Committee and the Compensation Committee receive an additional $2,000 and $3,000 per year, respectively.

STOCK-BASED COMPENSATION

     In 1997, our stockholders approved the Nonemployee Director Equity and Deferral Compensation Plan, which allows Nonemployee Directors to receive their annual retainer and other fees in the form of Company Common Stock and also allows them to defer the payment and therefore the recognition as income for federal income tax purposes of all or part of their annual retainer and other fees paid to them as Directors. During 1997, Messrs. Handal, Ratner and Salmon elected to defer a portion of their fees and received credits payable in shares of Common Stock as follows: Mr. Handal, 356 shares; Mr. Ratner, 285 shares; and Mr. Salmon, 153 shares.

     Our Nonqualified Stock Option Plan for Nonemployee Directors (the "Director Plan") provides for the granting of stock options for up to 100,000 shares of our Common Stock to our Directors who are not employees of the Company or any of its subsidiaries (a "Nonemployee Director"). The Director Plan was approved by the Company's stockholders prior to our initial public offering in April 1994, and amendments to the Director Plan were approved by stockholders in 1997. The Director Plan as amended provides for the automatic grant of a nonqualified option to purchase 2,500 shares of Common Stock to each newly elected or appointed Nonemployee Director on January 1 of the year immediately following the year in which he or she is elected or appointed, and on each January 1 thereafter for as long as he or she continues to serve. Nonemployee Directors serving at the time of the adoption of the Director Plan became eligible for option grants beginning on January 1, 1997. Options granted under the Director Plan generally vest on the first anniversary of the date of grant of the option, provided that the optionee is still serving as a Nonemployee Director at that time. The exercise price per share for options granted under the Director Plan is the average of the high and low selling prices of the Common Stock on the New York Stock Exchange on the date of grant, or, if no such prices are quoted on the date of grant, on the last date on which such prices are quoted prior to the date of grant. Messrs. Finley, Gold, Handal and Ratner each received an automatic grant of options for 1,500 shares on January 1, 1997 with an exercise price of $26.125 and options for an additional 1,000 shares on June 12, 1997 at an exercise price of $41.25. Messrs. Finley, Gold, Handal, Ratner and Salmon each received an automatic grant of options for 2,500 shares on January 1, 1998 with an exercise price of $29.75.

     In January 1993, Messrs. Finley, Gold and Handal received options to purchase 7,500 shares of the Company's Common Stock. The options, which are now all vested, are exercisable at $3.00 per share.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of our equity securities as of April 20, 1998 (except as otherwise noted) by each of those persons owning of record or known to us to be the beneficial owner of more than five percent of the Common Stock; each of our Directors; each of our executive officers; and all of our Directors and executive officers as a group. The number of shares of Common Stock outstanding on April 20, 1998 was 14,812,467. Except as noted, all information with respect to beneficial ownership has been furnished by each Director or officer or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, voting and investment power of shares reported in this table is not shared with others. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, which provide that a person is deemed to be the beneficial owner of the Common Stock if such person, directly or indirectly, has or shares the voting or investment power of such stock, or has the right to acquire such ownership within 60 days.

                                                                              PERCENT
               NAME OF BENEFICIAL OWNER                  NO. OF SHARES        OF CLASS
               ------------------------                  -------------        --------
FMR Corp.(1)                                               1,068,500            7.21%
  82 Devonshire Street
  Boston, MA 02109-3614
Harris Associates, L.P.(2)                                 1,265,000            8.54%
  Two North LaSalle Street, Suite 500
  Chicago, Il 60602
Palisade Capital Management, L.L.C.(3)                     1,263,300            8.53%
  One Bridge Plaza
  Suite 695
  Fort Lee, NJ 07024
T. Rowe Price Associates, Inc.(4)                          1,269,000            8.57%
  100 E. Pratt Street
  Baltimore, MD 21202
Jeffrey A. Cole (5)                                          303,906            2.03%
Timothy F. Finley (6)                                         13,659               *
Irwin N. Gold (7)                                             19,855               *
Peter V. Handal (8)                                           22,378               *
Charles A. Ratner (9)                                          5,000               *
Brian B. Smith (10)                                          312,242            2.09%
Joseph Gaglioti (11)                                          25,061               *
Wayne L. Mosley (12)                                          25,118               *
Leslie D. Dunn                                                 1,000               *
Walter J. Salmon                                                 650               *
All Directors and executive officers as a group (10
  persons) (5)(6)(7)(8)(9)(10)(11)(12)                       728,869            4.80%

---------------

* Less than one percent

(1) Stock ownership is based on a Schedule 13G dated February 13, 1998. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940 ("Fidelity"), is the beneficial owner of the shares indicated as a result of acting as investment adviser to several investment companies registered under the Investment Company Act of 1940 (the "Fidelity Funds").

    The ownership of one investment company, Fidelity Retirement Growth Fund, amounted to 1,068,500 shares or 7.21% of the Common Stock outstanding. Fidelity Retirement Growth Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the Fidelity Retirement Growth Fund each has sole power to dispose of the 1,068,500 shares owned by the Fidelity Retirement Growth Fund. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Retirement Growth Fund, which power resides with the Fidelity Retirement Growth Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Retirement Growth Fund Board of Trustees.

    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(2) Stock ownership is based on a Schedule 13G filed on February 11, 1998. Harris serves as investment adviser to the Harris Associates Investment Trust (the "Trust") and various of Harris' officers and directors are also officers and trustees of the Trust. Harris does not consider that the Trust is controlled by such persons. The Trust, through its various series, owns 1,250,000 shares, which are included as shares over which Harris has shared voting and dispositive power, and thus, as shares beneficially owned by Harris, because of Harris' power to manage the Trust's investments. In addition, Harris serves as investment adviser to a small number of other clients who may own shares, but for which Harris does not have discretionary authority. Nevertheless, if owned by such clients, these shares are included as shares over which Harris has shared voting and dispositive power, although Harris may not be deemed the beneficial owner (as defined by Rule 13d-3) of such shares.

(3) Stock ownership is based on a Schedule 13G filed on February 2, 1998.

(4) Stock ownership is based on a Schedule 13G filed on February 6, 1998. These securities are owned by various individual and institutional investors (including the T. Rowe Price New America Growth Fund whose principal offices are located at 100 E. Pratt Street, Baltimore, MD 21202, which owns 800,000 shares, representing 5.40% the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims that it is, in fact, the beneficial owner of such securities.

(5) Includes 2,707 shares of Common Stock that may be acquired pursuant to the exercise of warrants exercisable within 60 days and 124,271 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days. Mr. Cole's beneficial ownership reflects a reduction in shares as a result of a divorce settlement concluded in February 1998.

(6) Includes 1,228 shares of Common Stock that may be acquired pursuant to the exercise of warrants exercisable within 60 days, and 10,000 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days.

(7) Includes 625 shares of Common Stock that may be acquired pursuant to the exercise of warrants exercisable within 60 days, and 10,000 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days.

(8) Includes 2,760 shares of Common Stock that may be acquired pursuant to the exercise of warrants exercisable within 60 days, and 10,000 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days.

(9) Includes 1,000 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days.

(10) Includes 1,888 shares of Common Stock that may be acquired pursuant to the exercise of warrants exercisable within 60 days, 160,589 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days, and 1,950 shares of restricted stock. Also includes 2,240 shares of Common Stock held by his son and 1,000 shares of Common Stock held by his wife, as to which shares he disclaims beneficial ownership.

(11) Includes 22,800 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days, and 589 shares of restricted stock.

(12) Includes 22,800 shares of Common Stock that may be acquired pursuant to the exercise of options exercisable within 60 days, and 589 shares of restricted stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF EXECUTIVE COMPENSATION

     The table below shows the before-tax compensation for the years shown for the Company's Chief Executive Officer and the four next highest paid executive officers at the end of 1997.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                 COMPENSATION AWARDS
                                              ANNUAL           -----------------------
                                          COMPENSATION(1)      RESTRICTED   SECURITIES
                                        -------------------      STOCK      UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS      AWARDS(4)    OPTIONS(#)    COMPENSATION(5)
  ---------------------------    ----   --------   --------    ----------   ----------    ---------------
Jeffrey A. Cole --               1997   $668,942   $283,500                     None          $82,444
  Chairman, Chief Executive      1996    636,539    553,752                  240,000(6)        80,404
  Officer and Chief              1995    617,692    193,440                   25,000(6)        74,649
  Financial Officer

Brian B. Smith --                1997    510,289    220,500                     None           47,102
  President and Chief            1996    435,673    282,207(2)  $124,344     180,000           39,845
  Operating Officer              1995    400,192    125,654                   17,500           37,617

Leslie D. Dunn --                1997     81,274     36,427                   16,000            6,771
  Senior Vice
  President -- Business
  Development, General Counsel
  and Secretary (3)

Joseph Gaglioti --               1997    142,923     60,900                     None           14,708
  Vice President and             1996    131,269     85,309(2)    37,580      20,000           12,366
  Treasurer                      1995    122,231     38,376                    3,500           10,885

Wayne L. Mosley --               1997    142,923     60,900                     None           13,204
  Vice President and             1996    131,269     85,309(2)    37,580      20,000           11,704
  Controller                     1995    122,231     38,376                    3,500           10,721

---------------

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the salary plus bonus of any of the executive officers for any of the years listed.

(2) In part reflects a portion of incentive compensation awarded on March 20, 1997 as shares of Common Stock as follows: Mr. Smith ($62,188); Mr. Gaglioti ($18,806); and Mr. Mosley ($18,806), based on the value of unrestricted shares of Common Stock at such date.

(3) Joined the Company on September 2, 1997.

(4) Reflects March 20, 1997 awards pursuant to the Company's Management Incentive Bonus Program as follows: (i) Mr. Smith (1,951 shares that vested March 20, 1998 and 1,950 shares that vest March 20, 1999); (ii) Mr. Gaglioti (590 shares that vested March 20, 1998 and 589 shares that vest March 20, 1999); and (iii) Mr. Mosley (590 shares that vested March 20, 1998 and 589 shares that vest March 20, 1999). Although such shares were issued with restrictions and subject to a risk of forfeiture, the value of such awards shown is based on the value of unrestricted shares of Common Stock as of March 20, 1997.

(5) The amounts listed for fiscal 1997 consist of: (i) payments by the Company pursuant to an agreement between the Company and an insurance company that provides for reimbursements to the named executive officers in amounts up to $20,000 per year for certain medical expenses for themselves and their families not otherwise covered by the Company's group medical insurance plan as follows: Mr. Cole ($472), Mr. Smith ($1,056), Ms. Dunn ($0), Mr. Gaglioti ($1,135), and Mr. Mosley ($400); (ii) contributions to the Company's 401(k) Plan to match pre-tax elective deferral contributions as follows: Mr. Cole ($1,425), Mr. Smith ($1,425), Ms. Dunn ($0), Mr. Gaglioti ($625), and Mr. Mosley ($625); (iii) the value of life insurance provided by the Company for the benefit of the executive officers as follows: Mr. Cole ($13,047), Mr. Smith ($2,621), Ms. Dunn ($69), Mr. Gaglioti ($1,348), and Mr. Mosley ($579); and (iv) contribution credits in fiscal 1997 provided under CNG's Supplemental Retirement Benefit Plan as follows: Mr. Cole ($67,500), Mr. Smith ($42,000), Ms. Dunn ($6,702), Mr.
    Gaglioti ($11,600), and Mr. Mosley ($11,600). See "Supplemental Executive Retirement Plans" below.

(6) Mr. Cole has transferred options with respect to an aggregate of 42,500 shares of the shares shown pursuant to a divorce settlement concluded in February 1998, and Mr. Cole no longer retains any interest in such options.

                               CERTAIN AGREEMENTS

     Effective April 1, 1996, Jeffrey A. Cole and Brian B. Smith each entered into employment agreements with the Company and each of its principal subsidiaries, which replaced earlier employment agreements. The agreements provide for a three-year term that, on the first anniversary of the agreement and each successive anniversary thereafter, automatically extends for an additional year up to and until Messrs. Cole and Smith, respectively, reach age 65, unless notice to the contrary has been furnished in accordance with the provisions of the agreements. The agreements currently extend to April 1, 2001. The agreements provide for an annual base salary of at least $640,000 for Mr. Cole and $440,000 for Mr. Smith, along with participation in bonus programs and other customary benefits. For 1998, Mr. Cole's salary has been fixed at $725,000 and Mr. Smith's salary will be $555,000. Under the agreements, upon termination of employment (including a self-termination during a period following a change of control of the Company) except (i) termination by reason of death or disability, (ii) voluntary resignation other than (a) a voluntary resignation involving a substantial adverse change in duties without consent or (b) following a change of control of the Company, (iii) the expiration of the term of the agreement or (iv) termination for cause, Messrs. Cole and Smith are each entitled to receive a lump sum payment equal to three times the sum of (x) their respective salaries at the time of such termination and (y) their respective average bonuses for the last five fiscal years. The agreements also contain provisions with respect to compensation, bonus and benefits in the event of their death or disability. The agreements provide that, in the event that any payments received by Messrs. Cole and Smith under the agreements or otherwise are subject to an excise tax, they will be entitled to a gross-up payment.

                COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS

  RETIREMENT PLAN

     The CNG Retirement Plan (the "Retirement Plan") provides non-contributory benefits integrated with Social Security benefits, based upon an employee's years of credited service and highest average annual base salary for any five consecutive years in the last ten years of service. Compensation covered by the Retirement Plan consists only of an employee's base salary, and does not include bonuses or any other form of compensation. Under the Internal Revenue Code, the maximum retirement benefit payable under the Retirement Plan and the maximum amount of annual compensation that can be taken into consideration in the calculation of pension benefits under the Retirement Plan are limited. At retirement, based on years of service and current salary levels, it is estimated that the retirement benefits payable to Jeffrey A. Cole and Brian B. Smith will be reduced because of those limits.

     Credited service under the Retirement Plan for each of the individuals named in the Summary Compensation Table is as follows: Jeffrey A. Cole -- 19 years; Brian B. Smith -- 14 years; Leslie D. Dunn -- 0 years; Joseph Gaglioti -- 16 years; and Wayne L. Mosley -- 11 years.

     Participants in the Retirement Plan may elect payment of retirement benefits under several different formulae. The following table shows the estimated annual retirement benefits which will be payable to participating employees under the Retirement Plan's normal retirement formula upon retirement at age 65 after selected periods of service. The benefits as presented below do not take into account any reduction for joint and survivor payments.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE(1)
               --------------------------------------------------
                                                          30 OR
REMUNERATION     10        15         20         25        MORE
------------   -------   -------   --------   --------   --------
 $100,000      $ 7,901   $11,851   $ 15,802   $ 19,752   $ 23,702
  125,000       10,151    15,226     20,302     25,377     30,452
  150,000       12,401    18,601     24,802     31,002     37,202
  175,000  (2)  14,651    21,976     29,302     36,627     43,952
  200,000  (2)  16,901    25,351     33,802     42,252     50,702
  225,000  (2)  19,151    28,726     38,302     47,877     57,452
  250,000  (2)  21,401    32,101     42,802     53,502     64,202
  300,000  (2)  25,901    38,851     51,802     64,752     77,702
  350,000  (2)  30,401    45,601     60,802     76,002     91,202
  400,000  (2)  34,901    52,351     69,802     87,252    104,702
  500,000  (2)  43,901    65,851     87,802    109,752    131,702
  600,000  (2)  52,901    79,351    105,802    132,252    158,702
  700,000  (2)  61,901    92,851    123,802    154,752    185,702
  725,000  (2)  64,151    96,226    128,302    160,377    192,452

---------------

(1) Based on retirement in 1998.

(2) The Internal Revenue Code places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. For benefits accruing in plan years beginning after December 31, 1993, no more than $150,000 (indexed for inflation) in annual compensation can be taken into account. However, under the Pension Plan SERP (as defined below (see "Supplemental Executive Retirement Plans")), participating executives will receive the amounts to which they otherwise would have been entitled under the Retirement Plan, provided they have five years of service with the Company.

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     We have two supplemental executive retirement plans (the "SERPs") that provide for payment of benefits in addition to the benefits under the Retirement Plan to the participating executives (who include the officers named in the Summary Compensation Table). The Cole National Group, Inc. Supplemental Pension Plan (the "Pension Plan SERP") is an excess benefit plan which replaces benefits that would otherwise have been payable under the Retirement Plan but that were limited due to Internal Revenue Code limitations. The Cole National Group, Inc. Supplemental Retirement Benefit Plan (the "Benefit Plan SERP") is a defined contribution plan under which participants will receive an annual credit based on a percentage of base salary and an earnings assumption to be determined on an annual basis. Participants in the Pension Plan SERP will vest in the excess benefits after five years of service (with credit for past service). Participants in the Benefit Plan SERP will be fully vested in the defined contribution benefits after ten years of service (with credit given for a year of actual past service prior to 1994 for each year of future service). Benefits under the Pension Plan SERP will be payable on the same basis as the Retirement Plan benefits, while benefits under the Benefit Plan SERP will generally be payable upon retirement (at age 55 or older) in ten annual installments or in another form elected by the participant prior to retirement. The following contribution credits were provided in 1997 under the Benefit Plan SERP to the named individuals and are included in "All Other Compensation" in the Summary Compensation Table: Mr. Cole -- $67,500; Mr. Smith -- $42,000; Ms.
Dunn -- $6,702; Mr. Gaglioti -- $11,600; and Mr. Mosley -- $11,600. In 1997, Ms.
Dunn received past service credit of 10 years for benefit calculation purposes under the Pension Plan SERP.

  STOCK OPTION PLANS

     Our 1992 Management Stock Option Plan (the "1992 Plan") provided for the granting of stock options for up to 555,556 shares of our Common Stock to the officers or key employees of the Company and its subsidiaries. The 1993 Management Stock Option Plan (the "1993 Plan") provided for the granting of stock options for up to 600,000 shares of Common Stock to the officers or key employees of the Company and its subsidiaries. Our 1996 Management Stock Option Plan (the "1996 Plan") provided for the granting of stock options for up to 884,000 shares of Common Stock. The 1992 Plan and the 1993 Plan were approved by our stockholders when we were a private company and prior to our 1994 initial public offering, and the 1996 Plan was approved by our stockholders at the 1996 annual meeting.

     The stock options under the 1992 Plan provides for periodic vesting over four or five years, with early vesting of all or a portion of the unvested options upon certain events, such as a public offering of our Common Stock, a sale of all or substantially all of the assets of the Company, certain change in control transactions, certain mergers or the voluntary dissolution of the Company. There were grants for 9,000 shares made under the 1992 Plan in fiscal 1997. As of April 28, 1998, approximately 500 shares remained available for new option grants under this plan.

     The stock options under the 1993 Plan provide for periodic vesting over four or five years, with early vesting of all or a portion of the unvested options in circumstances similar to those that apply to the options under the 1992 Plan. The original option grants under the 1993 Plan were amended in 1994 to reduce their exercise prices, to extend their vesting period from four to five years, and to reduce the number of options granted. There were grants for 17,500 shares made under the 1993 Plan in fiscal 1997. As of April 28, 1998, approximately 1,900 shares remained available for new option grants under this plan.

     The stock options remaining outstanding under the 1992 Plan and the 1993 Plan generally have vested. Many of the options under the 1996 Plan that were granted to persons other than senior executives have also vested. Those options remaining unvested generally provide for vesting over four or five years, with early vesting of all or a portion of the unvested options in the case of certain events, such as after a change in control of the Company, following certain terminations of employment with the Company. There were grants for 79,000 shares made under the 1996 Plan in fiscal 1997. As of April 28, 1998, approximately 32,100 shares remained available for new option grants under this plan.

     As of April 28, 1998, there were outstanding options for approximately 1,381,900 shares of Common Stock, of which approximately 1,299,700 are held by current employees or Nonemployee Directors. In addition, warrants for 78,949 shares of Common Stock exercisable at $49.40 per share and 2,625 shares of Common Stock exercisable at $1.00 per share remain outstanding from transactions with investors prior to our initial public offering. The number of shares covered by options represents a 90,000 share, or 6.1%, reduction from our fiscal 1997 year end numbers reflected in Note 8 to our consolidated financial statements. As of April 28, 1998 there were 14,812,467 shares of Common Stock outstanding.

     The following table contains information concerning options granted under the 1996 Plan during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                            ANNUAL RATES
                           NUMBER OF        PERCENT OF                                        OF STOCK
                          SECURITIES      TOTAL OPTIONS                                  PRICE APPRECIATION
                          UNDERLYING        GRANTED TO       EXERCISE OR                 FOR OPTION TERM(1)
                            OPTIONS         EMPLOYEES        BASE PRICE    EXPIRATION   ---------------------
          NAME            GRANTED(#)    IN FISCAL YEAR (%)     ($/SH)         DATE         5%         10%
          ----            ----------    ------------------   -----------   ----------   --------   ----------
Jeffrey A. Cole               None
Brian B. Smith                None
Leslie D. Dunn              15,000             14.2%          $43.9375      9/3/2007    $414,481   $1,050,376
                             1,000               .9%           30.50       1/22/2008      19,181       48,609
Joseph Gaglioti               None
Wayne L. Mosley               None

---------------

(1) The value, if any, one may realize upon the exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

     The following table contains information concerning options exercised during fiscal 1997 and unexercised stock options held as of January 31, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                          SHARES         UNDERLYING UNEXERCISED           IN-THE-MONEY
                                         ACQUIRED              OPTIONS AT                  OPTIONS AT
                                        ON EXERCISE        JANUARY 31, 1998(#)       JANUARY 31, 1998($)(1)
                NAME                        (#)         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                ----                    -----------     -------------------------   -------------------------
Jeffrey A. Cole                                --             92,604/224,053          $2,003,754/$4,982,524
Brian B. Smith                                 --            113,089/197,733            2,448,066/4,391,843
Leslie D. Dunn                                 --                   0/16,000                        0/2,625
Joseph Gaglioti                                --              18,300/20,866                455,554/410,536
Wayne L. Mosley                                --              18,300/20,866                455,554/410,536

---------------

(1) Based on the closing price of $33.125 per share of the Common Stock on the New York Stock Exchange on January 30, 1998, the last trading day of fiscal 1997.

     The 1992 Plan and the 1993 Plan and the option agreements thereunder permit, subject to certain restrictions, each optionee to exercise options by borrowing funds from the Company. The 1996 Plan and the option agreements thereunder permit such loans only if approved, at the time of exercise, by the Compensation Committee of the Board of Directors. The principal on such loans is payable five years after the date of exercise, with interest payable annually at a rate fixed on the date of exercise. The interest rate is based on a formula tied to federal borrowing rates. Each loan is made on a recourse basis and is secured by the option shares acquired from the proceeds of such loan. Messrs. Cole and Smith each elected to exercise options in 1993 by borrowing from the Company the full amount of the exercise price of such shares granted under the 1992 Plan. As of February 1, 1998, the amount (excluding accrued interest) owed by each individual named in the Summary Compensation Table with respect to such loans is as follows (the interest rate per annum is shown in parentheses):
Jeffrey A. Cole -- $666,666 (5.47%); and Brian B. Smith -- $194,887 (5.47%). The
maturity dates of the loans to Messrs. Cole and Smith have been extended thirty months and will mature in 2000.

  EXECUTIVE LIFE INSURANCE PLAN

     Our Executive Life Insurance Plan permits certain officers and key employees to obtain life insurance benefits in addition to those generally provided to salaried employees. The level of coverage provided to the Company's named executive officers includes (1) basic term life insurance coverage equal to twice the individual's base salary, (2) an opportunity for the individual to purchase, at group rates based upon age, an additional amount of insurance equal to one or two times such individual's base salary and (3) purchase by the Company of an additional amount of coverage equal to 50% of the amount purchased by the individual under (2). The maximum level of coverage per individual is $1,500,000.

  MANAGEMENT INCENTIVE BONUS PROGRAM

     In 1996 the Management Incentive Bonus Program was adopted to replace our existing bonus plans for senior managers. The Management Incentive Bonus Program was approved by our stockholders at the 1996 annual meeting. Your Board of Directors believes that the Management Incentive Bonus Program promotes our compensation objectives by (1) offering additional incentives tied to continued improvement in operating results, (2) offering additional stock ownership opportunities to provide retention incentives to our senior management and (3) making our overall compensation program competitive with similar companies.

     Each fiscal year, the Compensation Committee establishes performance goals for that year. These goals are limited to: earnings, operating income, increases in revenue, return on assets, investment, sales or equity, total stockholder return or any combination thereof. For fiscal 1996 and fiscal 1997, the Compensation Committee established several levels of performance: "threshold," representing the minimum performance for which any Management Incentive Bonus Program award will be payable (which typically equaled the performance of the Company or the employee's business unit for the prior fiscal year), "Tier One," achievement of which results in a payout of 50% of the executive's salary, representing a higher level of performance, "Tier Two," achievement of which results in an additional payout of 10% of base salary, representing a superior level of performance and, for senior executives including those named in the Summary Compensation Table, a "Tier Three" performance level, representing a level of performance exceeding the "Tier Two" level, achievement of which results in an additional payout of 40% of base salary. Similar goals have been established for fiscal 1998.

     In fiscal 1997, the five named executives achieved bonuses above threshold but less than Tier One, and received bonuses calculated at 42.0% of their base salary.

     The actual level of achievement of the performance goals will serve as the basis for establishing the amount of the award payable to a participant for the fiscal year. If operating performance fails to achieve the performance goals established, no awards will be made.

  401(K) PLAN

     We provide a defined contribution plan, including features under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to our employees. Eligible employees may contribute up to 15% of their compensation to the plan, although highly compensated employees, including all executive officers of the Company, were limited to a maximum of 2% of their compensation. There is no mandatory matching of employee contributions by the Company, but a discretionary match is determined annually by the Board of Directors. For fiscal 1997, your Board of Directors has approved a partial match equal to 15% of employee contributions, aggregating approximately $375,000. Effective January 1, 1998, the plan was amended to provide, among other things, for an annual mandatory match by the Company of 10% of the employee's contribution, plus a discretionary match.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The following report has been submitted by your full Board of Directors in lieu of a report by the Compensation Committee of the Board of Directors, because the majority of actions with respect to the compensation of our executive officers during 1997 were taken by the full Board of Directors in response to the recommendations of the Compensation Committee.

GENERAL COMPENSATION POLICIES

     Our general compensation policies have been followed for many years, and divide executive compensation into four main components: base salary, management bonus plans, long-term stock-based compensation, and benefit plans. Our purpose in presenting a multi-faceted compensation program is to attract and retain successful executives in the face of a highly competitive employment situation among retailers, while linking a significant portion of the executive's compensation to the Company's short-term and long-term performance.

     BASE SALARIES. During 1997, the base salaries of all our executive officers, other than Messrs. Cole and Smith, were determined by Mr. Cole, and approved by the Board of Directors following review and a report by the Compensation Committee. Factors that Mr. Cole considered in fixing base salaries included the prior year's base compensation, the officer's performance as measured by our traditional annual review process (which focuses on the executive's leadership, experience, skills and overall job performance), the 1996 Hay Group Report referred to below, and Mr. Cole's analysis of the officer's contribution to the Company.

     In late 1995, the Board of Directors commissioned an overall review of our executive compensation programs by The Hay Group, an outside consulting firm. The Hay Group made a report to the Compensation Committee and the full Board of Directors in January 1996 (the "1996 Hay Group Report"), and made a variety of recommendations regarding our executive compensation programs. The Hay Group again was commissioned in the fall of 1997 to review certain aspects of our executive compensation program, and delivered a second report (the "1998 Hay Group Report") in January 1998, in which they did not review any significant changes to the base salary compensation of our executive officers.

     We believe that base salaries should provide a floor for executive compensation that is necessary to retain executives. We also believe that at least 50% of the executive's potential annual compensation should come from a combination of short-term and long-term awards tied to our Company's performance. In fixing base salaries, we generally rely on executive compensation consultants or formal or informal surveys of compensation paid to executives of other corporations, including other retailers. Base salary is fixed to be appropriate for the particular position at the Company, irrespective of the Company's performance, and therefore does not fluctuate on the basis of the Company's performance.

     ANNUAL BONUS PLANS. Our annual bonus plans are designed to be attractive and powerful incentives to spur short-term performance results at each of the Company's operating units. The 1996 Hay Group Report recommended that our annual bonus plans for senior executives be revised to provide for a potential bonus of up to 100% of the executive's base salary, with the portion of the bonus that exceeds 50% of base salary being paid in shares of Common Stock. These shares would be subject to a risk of forfeiture if the executive left the employment of the Company prior to completion of a vesting period following the date the shares are awarded. In response to the 1996 Hay Group Report, the Board of Directors adopted the Management Incentive Bonus Program that provides senior executives, including each of our executive officers, with the opportunity to receive bonus compensation of up to 100% of their base salaries upon achievement of performance goals that have been set by the Compensation Committee upon the recommendations of Messrs. Cole and Smith. The Management Incentive Bonus Program contemplates that some or all of the bonus will be payable in shares of Common Stock. In fiscal 1997 the Compensation Committee determined that any bonus in excess of 50% of base salary would be payable in shares of Common Stock subject to certain vesting or holding restrictions. The Board of Directors anticipates that the Management Incentive Bonus Program will serve as the framework for bonus plans for senior managers for the foreseeable future. The Management Incentive Bonus Program was approved by the Company's stockholders in June 1996.

     The Board of Directors believes that by making a significant portion of annual compensation contingent on the Company's performance, executives are well-motivated to achieve continuing annual improvements in operating results. The Board of Directors believes that the potential for achieving a larger bonus, payable in shares, will provide additional motivation for enhanced Company performance, and that the payment of shares in lieu of cash will provide additional retention incentives for senior managers in a highly competitive employment market. No changes to the Management Incentive Bonus Program were recommended by or made as a result of the 1998 Hay Group Report.

     LONG-TERM STOCK-BASED COMPENSATION. We currently have in place three stock option plans for employees, the 1992 Plan and the 1993 Plan, which were each established when we were a private company and approved by stockholders before our initial public offering in 1994, and the 1996 Plan, which was approved by the Company's stockholders in June 1996. The 1996 Plan was adopted by the Board of Directors following the recommendation of the Compensation Committee, based on the 1996 Hay Group Report. The Hay Group recommended the adoption of a new stock option plan because the Company's existing stock option plans were nearly depleted.

     We commissioned the 1998 Hay Group Report because, given the Company's growth, we found ourselves in the fall of 1997 again in a position of near-exhaustion of the Company's existing stock option plans. The Hay Group considered alternatives available to the Company, and recommended the adoption of a new stock-based plan encompassing up to 884,000 shares. We then worked with The Hay Group and other advisors to develop the Omnibus Plan that is described in detail elsewhere in this Proxy Statement. While we expect that stock options will be the principal tool we will use under the Omnibus Plan, we believe the compensation alternatives to stock options contained in the Omnibus Plan will provide us with greater flexibility in designing compensation awards.

     We believe that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the overall long-term performance of the Company and for tying a significant amount of the executive's potential income to enhanced stockholder values. Our three existing stock option plans, and the Omnibus Plan, reflect this philosophy.

     We also believe that stock ownership and stock-based compensation are important vehicles in aligning the interests of management with the interest of stockholders. We encourage our managers to own shares of Company stock, and have further encouraged stock ownership by paying part of our annual incentive bonuses in restricted shares and by adding Company stock to our 401(k) plan investment choices. Our Board of Directors has recently adopted guidelines for our executives, including vice presidents and up -- approximately 40 people -- that establish stock ownership goals of shares worth 5x base compensation for our Chief Executive Officer and Chief Operating Officer, 3x base compensation for our other senior executives, and 1x base compensation at the vice president level. Unexercised options will not count toward meeting the guideline amounts. Achievement of these guideline amounts within a 5 to 7 year period will be an important criteria used by the Board of Directors in determining eligibility for the granting of additional stock options at such time. The Company's Directors have determined to lead by example and have adopted similar guidelines for Nonemployee Directors to achieve stock ownership of 5 times their annual directors' fees within the next five years.

     Awards under the 1992, 1993 and 1996 Plans have been of nonqualified options with an exercise price not less than the fair market value of a share of Common Stock at the date of grant. The number of options granted to Messrs. Cole and Smith under the 1992 Plan was determined on the basis of direct negotiations between the executives and the representatives of the then-principal stockholders, while the number of options granted to Messrs. Cole and Smith under the 1993 Plan was determined on the basis of discussions with the Board of Directors. The number of options granted to Messrs. Cole and Smith under the 1996 Plan was determined by the Compensation Committee in consultation with The Hay Group. The number of options granted to other executive officers were determined by Messrs. Cole and Smith and approved by the Board of Directors. We anticipate following similar processes with respect to the Omnibus Plan.

     BENEFIT PLANS. We maintain a variety of benefit plans designed to provide an attractive package to our executive officers. We periodically re-evaluate the nature and extent of the benefit plans in light of the plans available to executives at competitors in the retail industry.

     1993 TAX ACT. The Board of Directors' general philosophy is to "qualify" future annual and long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit imposed by
Section 162(m) of the Internal Revenue Code may be exceeded.

     The foregoing report has been furnished by the Board of Directors.

Jeffrey A. Cole
Timothy F. Finley
Irwin N. Gold
Peter V. Handal
Charles A. Ratner
Walter J. Salmon
Brian B. Smith

                   COMPENSATION COMMITTEE INTERLOCKS, INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     Deliberations concerning compensation for fiscal 1997 generally involved the Compensation Committee, the Special Compensation Committee and the full Board of Directors, including Jeffrey A. Cole and Brian B. Smith, who are employees of the Company.

     The Company leases its headquarters office space in a building which is owned by a partnership in which Jeffrey A. Cole currently has a 46.5% limited partnership interest. Mr. Cole's interest in the partnership terminates May 1, 1998. We believe that the lease terms are equivalent to those that could have been obtained pursuant to an arm's length transaction with unaffiliated parties. Lease payments to the partnership totaled $347,339.92, net of payments made by our subtenant, during fiscal 1997.

     Mr. Ratner is the President, Chief Operating Officer and a director of Forest City Enterprises, Inc. ("Forest City"). Forest City and its affiliates are developers and managers of commercial real estate, including shopping malls in which the Company's stores may operate. The Company's subsidiaries currently operate 17 stores under leases with Forest City or its affiliates. Under such leases, which are generally for multiple year periods of differing duration, the Company's subsidiaries paid aggregate rent of $677,225 during fiscal 1997. Additional common area charges, insurance charges, taxes and similar charges were paid. We believe that the terms of our leases with Forest City or its affiliates, as applicable, are equivalent to those that could have been obtained pursuant to arm's length transactions with unaffiliated parties.

     Walter J. Salmon is currently retained as a consultant to the Company, and receives compensation of $25,000 per year. In addition, under a deferred compensation agreement entered into in 1979, Mr. Salmon is entitled to receive annual payments of $5,500 for the period that commenced in 1996 and will end in 2004.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires this group to furnish us with copies of all such filings. We periodically remind this group of its reporting obligation and assist in making the required disclosure once we are notified that a reportable event has occurred. We are required to disclose in this Proxy Statement any failure by any of the above mentioned persons to make timely Section 16 reports.

     Based upon its review of such forms received by the Company and written representations from the Directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during fiscal 1997 by its Directors, executive officers or 10 percent stockholders, other than an inadvertent late filing of Mr. Salmon's initial Form 3 report with respect to the shares held upon his election to serve as Director.

                            STOCK PRICE PERFORMANCE

     Shown below is a graph comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock from April 11, 1994 (the date of our initial public offering) against the cumulative total return, including reinvestment of dividends of the S&P 500 Stock Index and the S&P Retail Stores Composite Index (formerly the S&P Retail Index) from March 31, 1994 (the nearest date for which total return data for each index are readily available) through January 30, 1998 (the last trading day of our most recent fiscal year, which ended January 31, 1998). The comparison assumes that the value of the investment in the Common Stock at its initial public offering price and in each index was $100 on April 11, 1994 and March 31, 1994, respectively. The market price per share of Common Stock on April 28, 1998, was $36.5625, which equates to an index price of $305 in the graph below.

                        COMPARISON OF THE COMMON STOCK,
           S&P 500 STOCK INDEX AND S&P RETAIL STORES COMPOSITE INDEX

                                                                                         S&P RETAIL
                                                                                           STORES
               MEASUREMENT PERIOD                  COLE NATIONAL        S&P 500          COMPOSITE
             (FISCAL YEAR COVERED)                  CORPORATION       STOCK INDEX         INDEX(A)
4/94                                                        100.00            100.00            100.00
1/95                                                         80.21            108.05             94.07
1/96                                                         89.58            149.83            101.44
1/97                                                        237.50            189.29            121.09
1/98                                                        276.04            240.23            179.56

                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN
                                   ITEM NO. 2

     Your Board of Directors recommends that you approve the 1998 Equity and Performance Incentive Plan (the "Omnibus Plan"). The Board of Directors adopted the Omnibus Plan on March 20, 1998, subject to your approval at the Annual Meeting.

     Key features of the Omnibus Plan include:

     - authorization of 884,000 shares of Common Stock subject to the Omnibus Plan;

     - a prohibition against granting options with an exercise price less than the fair market value of the Common Stock on the date of grant (except in the case of options granted in lieu of salary or cash bonus);

     - a prohibition against the repricing of options;

     - limitations on the number of options that may be granted to any individual during any consecutive three-year period;

     - both aggregate limitations on the number of restricted, deferred and performance stock grants during the term of the Omnibus Plan and individual limits on the number of such grants during any consecutive three-year period; and

     - limitations on amendments to the Omnibus Plan.

     We are basically out of options with only 34,500 shares available for grant under our existing plans. Our last plan was put in place in January 1996, 2-1/2 years from when our new plan would go into effect. When the Board of Directors approved the 1996 Plan, we had 8 senior executives and 64 other executives who received option grants. Today, as a result of the explosive growth we have enjoyed in our businesses, we have a total of 14 senior executives and 105 other eligible executives who we anticipate will receive grants under the new plan.

     Since we adopted our last stock option plan,

     - Net revenues have almost doubled and net income (from continuing operations before nonrecurring charges and extraordinary items) has increased by 78%.

     - We have increased our retail locations by almost 1,000. We made significant acquisitions of three companies, including 925 Pearle, AVC/NuVision and Sears Canada optical locations. In addition, we have 74 additional stores in our continuing operations and have more than doubled our managed care participants, bringing the total to 47 million. Our growth has required us to bring on a significant number of additional, talented people to manage our bigger and more complex optical business. That translates into a greater need for stock-based compensation.

     - We have increased our outstanding number of shares of Common Stock from
       10.4 million to 14.8 million, raising $142.5 million in the equity markets. Our stockholders' equity has improved from $17.1 million to $132.0 million, reducing our debt to total capitalization ratio from 91% to 68%.

     We strongly believe that long-term, stock-based compensation is an essential part of our compensation, incentive and retention programs. Stock options are a vital part of our management compensation packages as our executives receive a significant part of their compensation through option grants. We believe that options -- which gain value only as the Company itself gains market value -- promote our results-oriented, entrepreneurial culture. We believe that a substantial portion of our executives' compensation should be tied to company and market performance -- our goal is that at least 50% of their income should come from our annual incentive bonus program and our long-term, stock-based incentive programs. And our philosophy is that stock-based compensation means compensation related to the performance of our stock -- we will not re-price options.

     We believe that stock ownership and stock-based compensation are important vehicles in aligning the interests of management with the interest of stockholders. We encourage our managers to own shares of Company stock, and have further encouraged stock ownership by paying part of our annual incentive bonuses in restricted shares and by adding Company stock to our 401(k) plan investment choices. Our Board of Directors has recently adopted guidelines for our executives, including vice presidents and up -- approximately 40 people -- that establish stock ownership goals of shares worth 5x base compensation for our Chief Executive Officer and Chief Operating Officer, 3x base compensation for our other senior executives, and 1x base compensation at the vice president level. Unexercised options will not count toward meeting the guideline amounts. Achievement of these guideline amounts within a 5 to 7 year period will be an important criteria used by the Board of Directors in determining eligibility for the granting of additional stock options at such time. The Company's Board of Directors have determined to lead by example and have adopted similar guidelines for Nonemployee Directors to achieve stock ownership of 5 times their annual directors' fees within the next five years.

     Stock-based compensation is important to our ability to retain and attract the qualified executives that we need as we continue to grow. If the Omnibus Plan is not approved by the stockholders, we believe that we will be hindered in our ability to retain and attract the qualified executives that we need to continue our growth. Stock-based compensation is important to hiring and keeping this talent in the highly competitive optical industry. Without an available pool of stock options we believe we will be required to provide higher cash compensation to attract and retain the quality executives essential to accomplishing our long-term growth plans.

     We believe that we have used stock options responsibly in the past. The 1996 Plan has been used the way we said it would at the time our stockholders approved it. With minor exceptions, senior executives have not received grants since 1996. We made annual grants to other executives in 1996 and 1997. Because our growth in eligible executives has outstripped our available options, our annual grants to lower level managers this year were lower than we believe are appropriate. We need the Omnibus Plan to make grants to existing management and to make grants to attract new executives. We believe that, under present circumstances, at our present size the Omnibus Plan will provide an adequate supply of options for the next three years.

SUMMARY DESCRIPTION

     The following is a summary of the material elements of the Omnibus Plan and should be read in conjunction with the complete text of the Omnibus Plan, which is attached hereto as Exhibit A.

     General. Under the Omnibus Plan, the Board of Directors is authorized to make awards of (i) options to purchase shares of Common Stock ("Option Rights"),
(ii) performance stock and performance units ("Performance Units" or "Performance Stock"), (iii) restricted stock ("Restricted Stock") or (iv) deferred stock ("Deferred Stock"). The terms applicable to these various awards, including those terms that may be established by the Board of Directors when making or administering particular awards, are set forth in detail in the Omnibus Plan. The Compensation Committee and Special Compensation Committee of your Board of Directors will be authorized to oversee the Omnibus Plan and to make awards and grants under the Omnibus Plan.

     Shares Available Under the Omnibus Plan. The number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights,
(ii) as Restricted Stock and released from all substantial risks of forfeiture,
(iii) as Deferred Stock, (iv) in payment of Performance Stock or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Omnibus Plan, may not exceed a total of 884,000, subject to certain adjustments pursuant to the terms of the Omnibus Plan. Such shares of Common Stock may be original issue or treasury shares or a combination of both.

     Eligibility. Officers, key employees and consultants of the Company or any of its subsidiaries, as well as any person who has agreed to begin serving in such capacity within 30 days of the date of the grant are eligible to be selected by the Board of Directors to receive benefits under the Omnibus Plan. Your Board of Directors and/or the Compensation Committee or Special Compensation Committee will select those who will receive grants on the basis of performance objectives.

     Option Rights. Option Rights entitle the optionee to purchase shares of Common Stock at a predetermined price per share (which may not be less than the market value at the date of grant, except for non-qualified stock options granted in lieu of salary or bonus, which may be not less than 85% of the market value at the date of grant). Each grant will specify whether the option price will be payable (i) in cash at the time of exercise, (ii) by the transfer to the Company of shares of Common Stock owned by the optionee for at least six months, having a value at the time of exercise equal to the option price, (iii) if authorized by the Board of Directors or the Compensation Committee prior to the exercise of the option, the delivery of a promissory note or notes of the optionee payable over not more than five years, (iv) if authorized by the Board of Directors or the Compensation Committee, the delivery of shares of Restricted Stock or other forfeitable shares, Deferred Stock, Performance Stock, other vested Option Rights, or Performance Units, or (v) a combination of those payment methods. Grants may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

     No Option Rights may be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is required before the Option Rights become exercisable. Grants may provide for earlier exercise of an Option Right in the event of a "change in control" of the Company or other similar transaction or event. Grants may also specify performance goals that must be achieved as a condition to the exercise of the option. Successive grants may be made to the same optionee whether or not previously granted Option Rights remain unexercised.

     Restricted Stock. An award of Restricted Stock involves the immediate transfer of ownership of a specific number of shares of Common Stock by the Company to a participant in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Board of Directors may determine. The Board of Directors may condition the award on the achievement of specified performance goals.

     Restricted Stock must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Board of Directors. An example would be a provision that the Restricted Stock would be forfeited if the participant ceased to serve the Company as an officer or key employee during a specified period of years. If service alone is the criterion for non-forfeiture, the period of service must be at least three years; if other performance objectives are included, non-forfeiture may occur one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period during which the forfeiture provisions are to continue. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

     Deferred Stock. An award of Deferred Stock constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services. However, the Deferred Stock award is subject to the fulfillment of certain conditions, such as performance goals, during the deferral period specified by the Board of Directors. During the deferral period, the participant cannot transfer any rights in the award and has no right to vote the shares of Deferred Stock, but the Board of Directors may, on or after the date of the award, authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of Common Stock. Awards of Deferred Stock can be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of award.

     Deferred Stock must be subject to a deferral period of at least three years. The Board of Directors determines the deferral period at the date of the award, and may provide for a deferral period of less than three years in the event of a change in control of the Company or other similar transaction or event.

     Performance Stock and Performance Units. Performance Stock and Performance Units involve awards that become payable upon the achievement of specified performance goals during a designated performance period (which must be at least three years). Such performance period may be subject to earlier termination in the event of death, retirement or a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement may also be established by the Board of Directors. If, by the end of the performance period, the participant has achieved the specified performance goals, the participant will be deemed to have fully earned the Performance Stock or Performance Units. If the participant has not achieved the performance goals, but has attained or exceeded the predetermined minimum, the participant will be deemed to have partly earned the Performance Stock and/or Performance Units (such part to be determined in accordance with a formula). To the extent earned, the Performance Stock and/or Performance Units will be paid to the participant at the time and in the manner determined by the Board of Directors in cash, shares of Common Stock or in any combination thereof.

     Each award of Performance Stock or Performance Units may be subject to adjustment to reflect changes in compensation or other factors, so long as no adjustment would result in the loss of an available exemption for the award under Section 162(m) of the Internal Revenue Code. The Board of Directors or Compensation Committee may provide for the payment of dividend equivalents to the holder on a current, deferred or contingent basis, either in cash or in additional Common Stock.

     Performance Goals. The Omnibus Plan requires that the Board of Directors establish performance goals for purposes of Performance Stock and Performance Units. In addition, if the Board of Directors so chooses, Option Rights, Restricted Stock and Deferred Stock may also specify performance goals. Performance goals may be described either in terms of Company-wide objectives, individual participant objectives, or objectives related to performance of the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed. Performance goals applicable to any award include specified levels of or growth in (i) cash flow, (ii) earnings per share,
(iii) earnings before interest and taxes, (iv) earnings per share growth, (v) net income, (vi) return on assets, (vii) return on equity, (viii) return on invested capital, (ix) return on total capital, (x) revenue growth, (xi) stock price, (xii) total return to stockholders, (xiii) value added, or any combination thereof. If the Board of Directors determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, the Board of Directors may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as the Board of Directors deems appropriate and equitable, unless the result would be to make an award otherwise eligible for an exemption under Section 162(m) of the Internal Revenue Code ineligible for such an exemption.

     Transferability. Except as otherwise determined by the Board of Directors, no Option Right or other award under the Omnibus Plan is transferable by a participant other than by will or the laws of descent and distribution, or (except for incentive stock options) to the participant's immediate family or trusts established solely for the benefit of one or more members of the immediate family. Except as otherwise determined by the Board of Directors, Option Rights are exercisable during the optionee's lifetime only by him or her.

     The Board of Directors may specify at the date of grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon exercise of Option Rights, upon termination of the deferral period applicable to Deferred Stock or upon payment under any grant of Performance Stock or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of the Omnibus Plan, shall be subject to further restrictions on transfer.

     Adjustments. The maximum number of shares of Common Stock covered by outstanding Option Rights, Deferred Stock, and Performance Stock granted under the Omnibus Plan, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction, the Board of Directors is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the Omnibus Plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for adjustments in the numerical limitations under the Omnibus Plan as the Board of Directors may determine appropriate to reflect any of the foregoing transactions or events.

     The Board of Directors is authorized to interpret the Omnibus Plan and related agreements and other documents. The Board of Directors may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the Omnibus Plan, or in its discretion, make no awards. The Omnibus Plan may be amended from time to time by the Board of Directors. However, any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which the Common Stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Such amendments would include any increase in the number of shares issued or certain other increases in awards available under the Plan (except for increases caused by adjustments made pursuant to the Omnibus Plan). Presentation of the Omnibus Plan or any amendment thereof for stockholder approval is not to be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to stockholder approval.

     The Board of Directors may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside the United States of America as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     The Board of Directors may not, without further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without further approval of the stockholders of the Company.

     The Omnibus Plan does not confer on any participant a right to continued employment with the Company or any subsidiary.

FEDERAL INCOME TAX CONSEQUENCES

     Following is a brief summary of certain of the federal income tax consequences of certain transactions under the Omnibus Plan based on federal income tax laws in effect on January 1, 1998. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Option Rights. In general, (i) no income will be recognized by an optionee at the time an Option Right which is not an Incentive Stock Option is granted;
(ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Restricted Stock. The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code ("restrictions"). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price if any, of such Restricted Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Deferred Stock. No income generally will be recognized upon the award of Deferred Stock. The recipient of a Deferred Stock award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award, reduced by any amount paid by the participant, and the capital gains/loss holding period for such shares will also commence on such date.

     Performance Stock and Performance Units. No income generally will be recognized upon the grant of Performance Stock or Performance Units. Upon payment with respect to Performance Stock or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or Director to suit under Section 16(b) of the Securities Exchange Act of 1934, the tax consequences to the officer or Director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or Director to suit under
Section 16(b) of the Securities Exchange Act of 1934, but no longer than six months.

     Tax Consequences To Participant's Employer. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer will generally be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, does not, along with other income of the participant, exceed the limitation on deductible compensation under Section 162(m) of the Internal Revenue Code, is an ordinary and necessary business expense, and is not an "excess parachute payment," and that any applicable withholding obligations are satisfied.

     Compliance with Section 162(m) of the Internal Revenue Code. The Omnibus Plan is intended to comply with rules for deductibility under Section 162(m) of the Internal Revenue Code. Performance Units awarded to named executives will provide for objective performance goals and are intended to qualify for deductibility without regard to the limits of Section 162(m). The maximum number of Option Rights of Common Stock that can be granted to any participant during any period of three consecutive fiscal years is 350,000. The maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under the Omnibus Plan cannot exceed 265,000 in the aggregate and, during any period of three consecutive fiscal years, the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under the Omnibus Plan granted to any one participant cannot exceed 125,000 shares of Common Stock. In addition, no participant, in any period of one calendar year, may be granted Performance Units having an aggregate maximum value greater than $1,000,000 on the date of the grant.

     Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant under the Omnibus Plan, and the amounts available to the Company for such withholding are insufficient, it is a condition to the receipt of such payment or the realization of such benefit that the participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board of Directors) may include relinquishment of a portion of such benefit or any other benefit, or may be satisfied through loans by the Company to the participant.

     Accounting Treatment. Performance Shares and Performance Units will require a charge against income of the Company periodically representing increases in the value of the anticipated benefits. Such charge is based on the dollar amount expected to be paid at the end of the performance period. Restricted Stock and Deferred Stock will require a charge against income equal to the fair market value of the awarded shares at the time of award less the amount, if any, paid or payable by the awardee. Such charge is spread over the earn-out period for the Restricted or Deferred Stock. Given the variety of awards that may be made separately or in combination under the Omnibus Plan, actual awards may result in periodic charges against income in certain other circumstances.

PLAN BENEFITS

     It is not possible to determine future awards that will be received by participants in the Omnibus Plan.

REQUIRED VOTE

     Approval of the Omnibus Plan requires (1) the affirmative vote of the holders of a majority of shares of Common Stock present, or represented, and entitled to vote on the matter at the Annual Meeting, and (2) that a majority of shares of Common Stock cast a vote on the proposal (whether "for," "against" or "abstain").

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE OMNIBUS PLAN.

                           APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                   ITEM NO. 3

     We ask that you ratify the appointment of Arthur Andersen LLP as independent certified public accountants to audit the books and accounts for the Company and its subsidiaries for the 1998 fiscal year. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to answer appropriate questions.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     To be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, your proposals must be received at our executive offices on or before December 31, 1998. Under our By-Laws, no stockholder proposal or nomination for director may be submitted less than 60 days prior to a stockholder meeting for consideration at an annual meeting. If public notice of the date of the annual meeting is not given at least 75 days prior to the annual meeting, submissions must be delivered to the Company no later than 10 days following the public announcement of the meeting date. Such proposals should be submitted by certified mail, return receipt requested, addressed to us at 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124, Attention: Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                              Leslie D. Dunn

                                              Secretary

Mayfield Heights, Ohio
May 1, 1998

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, WE URGE YOU TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                           COLE NATIONAL CORPORATION

                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN

     1. PURPOSE. The purpose of the 1998 Equity and Performance Incentive Plan is to attract, retain, and motivate consultants, officers and other key employees of Cole National Corporation, a Delaware corporation, and its Subsidiaries, to provide such persons incentives and rewards for superior performance which share in the growth of the value of the Company, and to promote ownership and holding of shares of Common Stock of the Company by such persons, thereby reinforcing a mutuality of interest with other stockholders.

     2. DEFINITIONS.  As used in this Plan,

     "BOARD" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to
Section 14 of this Plan, such committee (or subcommittee).

     "CHANGE IN CONTROL" shall have the meaning provided in Section 10 of this Plan.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

     "COMPANY"  means Cole National Corporation, a Delaware corporation.

     "COVERED EMPLOYEE" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

     "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights, Performance Stock or Performance Units or a grant or sale of Restricted Stock or Deferred Stock shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

     "DEFERRAL PERIOD" means the period of time during which shares of Deferred Stock are subject to deferral limitations under Section 6 of this Plan.

     "DEFERRED STOCK" means an award made pursuant to Section 6 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

     "DIRECTOR"  means a member of the Board of Directors of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     "IMMEDIATE FAMILY" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

     "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     "MANAGEMENT OBJECTIVES" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Stock or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock and dividend credits pursuant to this Plan.

Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

cash flow;                                 return on equity;
earnings per share;                        return on invested capital;
earnings before interest and taxes;        return on total capital;
earnings per share growth;                 revenue growth;
net income;                                stock price;
                                           total return to shareholders; and value
return on assets;                          added.

     If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

     "MARKET VALUE PER SHARE" means, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the New York Stock Exchange or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value per share of Common Stock as determined by the Board.

     "NON-EMPLOYEE DIRECTOR" means a Director who is not an employee of the Company or any Subsidiary.

     "OPTIONEE" means the optionee named in an agreement evidencing an outstanding Option Right.

     "OPTION PRICE" means the purchase price payable on exercise of an Option Right.

     "OPTION RIGHT" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 or Section 8 of this Plan.

     "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 30 days of the Date of Grant.

     "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

     "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 7 of this Plan.

     "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 7 of this Plan.

     "PLAN" means this Cole National Corporation 1998 Equity and Performance Incentive Plan.

     "RESTRICTED STOCK" means Common Stock granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

     "RULE 16B-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

     "SPREAD" means the excess of the Market Value per Share on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

     "SUBSIDIARY" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

     "VOTING POWER" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

     3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 9 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof,
(iii) as Deferred Stock, (iv) in payment of Performance Stock or Performance Units that have been earned or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 884,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

     (c) Notwithstanding any other provision of this Plan to the contrary and subject to adjustment as provided in Section 9 of this Plan,

          (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 884,000 shares of Common Stock;

          (ii) no Participant shall be granted Option Rights, in the aggregate, for more than 350,000 shares of Common Stock during any period of three consecutive fiscal years of the Company; and

          (iii) the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under this Plan shall not exceed 265,000 in the aggregate, and, during any period of three consecutive fiscal years of the Company the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under this Plan granted to any one Participant shall not exceed 125,000 shares of Common Stock.

     (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any fiscal year of the Company receive awards of Performance Units having an aggregate maximum value as of the Date of Grant in excess of $1,000,000.

     4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

          (a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this plan.

          (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant, provided, however, that in the case of options other than Incentive Stock Options, the Option Price shall not be less than 85% of the Market Value per Share on the Date of Grant, if granted in lieu of salary or cash bonus. Notwithstanding the foregoing, the Committee in its discretion, may determine a price per share of Common Stock of less than the Market Value per Share on the Date of Grant, if such grant is in substitution for a stock option granted by an entity which has been merged with or acquired by the Company or a Subsidiary and such substitute grant is made in connection with such merger or acquisition.

          (c) Each grant shall specify whether the Option Price shall be payable
     (i) in cash, in the form of currency, or cashier's check or other cash equivalent acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) if authorized by the Compensation Committee prior to the exercise of the option, the delivery of a promissory note or notes of the Optionee payable over not more than five years, or (iv) by a combination of such methods of payment.

          (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of shares of Restricted Stock or other Common Stock that are forfeitable or subject to restrictions on transfer, Deferred Stock, Performance Stock (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Stock received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Stock, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

          (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

          (h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

          (i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

          (j) No Option Right shall be exercisable more than 10 years from the Date of Grant.

          (k) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

     5. RESTRICTED STOCK. The Board may also authorize the grant or sale of shares of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code except (if the Board shall so determine) in the event of death, retirement or disability of the Participant, or a Change in Control, for a period to be determined by the Board at the Date of Grant. If the Board conditions the nonforfeitability of shares of Restricted Stock upon service alone, such nonforfeitability may not occur before three years from the Date of Grant of such shares of Restricted Stock, and if the Board conditions the nonforfeitability of shares of Restricted Stock upon Management Objectives, such nonforfeitability may not occur before one year from the Date of Grant of such shares of Restricted Stock.

          (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e) Any grant of shares of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f) Any such grant or sale of shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

          (g) Each grant or sale of shares of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

     6. DEFERRED STOCK. The Board may also authorize the granting or sale of Deferred Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall be subject to a Deferral Period of not less than 3 years, as determined by the Board at the Date of Grant except (if the Board shall so determine) in the event of death, retirement or disability of the Participant, or a Change in Control.

          (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the shares of Deferred Stock and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

          (e) Each grant or sale of shares of Deferred Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

     7. PERFORMANCE STOCK AND PERFORMANCE UNITS. The Board may also authorize the granting of shares of Performance Stock and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each grant shall specify the number of shares of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (b) The Performance Period with respect to each share of Performance Share or Performance Unit shall be such period of time (not less than 3 years, except (if the Board shall so determine) in the event of death, retirement or disability of the Participant, or a Change in Control, for a period to be determined by the Board at the Date of Grant.

          (c) Any grant of shares of Performance Stock or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of shares of Performance Stock or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of shares of Performance Stock or Performance Units shall specify that, before the shares of Performance Stock or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

          (d) Each grant shall specify the time and manner of payment of shares of Performance Stock or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

          (e) Any grant of shares of Performance Stock may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

          (f) The Board may, at or after the Date of Grant of shares of Performance Stock, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Stock.

          (g) Each grant of shares of Performance Stock or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such shares of Performance Stock or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

     8. TRANSFERABILITY. (a) Except as otherwise determined by the Board, no Option Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

     (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Deferral Period applicable to Deferred Stock or upon payment under any grant of Performance Stock or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions on transfer.

     (c) Notwithstanding the provisions of Section 8(a), Option Rights (other than Incentive Stock Options), Restricted Stock, Deferred Stock, Performance Stock and Performance Units shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

     9. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Stock covered by outstanding Option Rights, Deferred Stock, and Performance Stock granted hereunder, in the Option Price and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 9; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

     10. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

          (a) the Company merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

          (b) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;

          (c) A person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without the prior approval by the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; PROVIDED, HOWEVER, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Company; (x) any employee benefit plan of the Company or any Subsidiary or
     (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition;"

          (d) A majority of the members of the Board of Directors of the Company or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     11. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

     12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit or any other benefit, or loans by the Company to the Participant. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     13. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     14. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

     (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Deferred Stock, Performance Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

     15. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock are not traded on such Exchange, the principal national securities exchange upon which the Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained; and provided, further, that no such amendment shall:

          (i) increase the maximum number of shares specified in Section 3(a); Sections 3(c)(i), (ii) or (iii), or Section 3(d); or

          (ii) otherwise materially increase the benefits accruing to Participants under this Plan; without the further approval of shareholders of the Company.

Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

     (b) The Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 15(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

     (c) The Board also may require Participants to, or may permit Participants to elect to, defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (d) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

     (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Stock as to which the Deferral Period has not been completed, or any Performance Stock or Performance Units which have not been fully earned, or who holds Common Stock subject to any transfer restriction imposed pursuant to
Section 8(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Stock or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

     (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

     16. OTHER MATTERS. Notwithstanding anything in this Plan to the contrary, not more than 88,500 shares of Common Stock in the aggregate available under this Plan may be subject to awards:

             (i) in the case of grants of shares of Restricted Stock, which do not meet the requirements of the last sentence of Section 5(c) of this Plan;

             (ii) in the case of grants of Restricted Stock, as to which the Committee may accelerate or waive any restrictions imposed under Section 5(d) of this Plan;

             (iii) in the case of grants of Deferred Stock, which do not meet the requirements of Section 6(c) of this Plan; or

             (iv) in the case of grants of Performance Shares and Performance Units, which do not meet the requirements of Section 7(b) of this Plan.

     17. TERMINATION. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

                               COLE NATIONAL CORPORATION

       PROXY         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jeffrey A. Cole, Brian B. Smith and Leslie D. Dunn, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock in COLE NATIONAL CORPORATION ("Company") held of record by the undersigned on April 20, 1998, at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 11, 1998, and any adjournment(s) thereof as follows and in accordance with their judgment upon any other matter properly presented:

       1. THE ELECTION OF SEVEN DIRECTORS.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

           [ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY
              (except as marked to the contrary below)            to vote for all nominees listed below

          Jeffrey A. Cole, Timothy F. Finley, Irwin N. Gold, Peter V. Handal,
                Charles A. Ratner, Walter J. Salmon and Brian B. Smith

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

       -------------------------------------------------------------------------

       2. APPROVE THE 1998 EQUITY AND PERFORMANCE INCENTIVE PLAN ("OMNIBUS
          PLAN").

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

                              (Continued from other side)

       3. CONFIRM THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR 1998.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

          This proxy when properly executed will be voted as directed by the undersigned stockholder. If directions are not indicated, the proxy will be voted to elect the nominees described in item 1 and for items 2 and 3.

                                                    Date:                 , 1998
                                                         -----------------


                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature (if held jointly)

                                                    IMPORTANT: Please sign as
                                                    your name appears hereon. If
                                                    shares are held jointly, all
                                                    holders must sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give your full title. If a
                                                    corporation, please sign in
                                                    full corporate name by
                                                    president or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.